Exhibit 99.1
                                                                    ------------


                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                                 Abigail S. Wexner

Address of Joint Filer:                              c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Relationship of Joint Filer to Issuer:               Director

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     3/30/2007

Designated Filer:                                    Leslie H. Wexner

SIGNATURE:



Abigail S. Wexner
-----------------------
Abigail S. Wexner


April 3, 2007
-----------------------
Date